Exhibit 99.9

EXECUTION VERSION

February 6, 2014

To:	Aetna Inc.

Attn:	David Buda,
Vice President and Assistant Treasurer

Email:	BudaD@aetna.com

To:	J.P. Morgan Securities LLC

Attn:	Chong Ni

Email:	chong.ni@jpmorgan.com

Acceptance of Maturity Date Extension Request

Reference is made to the Five-Year Credit Agreement dated as of March 27, 2012, as amended as of September 24, 2012 (the “Credit Agreement”), among Aetna Inc. (the “Company”), the lenders party thereto (the “Lenders”), the syndication and documentation agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned Lender has received the Borrower's Maturity Date Extension Request dated January 23, 2014, and, pursuant to Section 2.08(d) of the Credit Agreement, hereby agrees to the extension of the Maturity Date to March 27, 2019.

Name of Institution:

Goldman Sachs Bank USA ,

by: /s/ Mark Walton ,
Name: Mark Walton
Title: Authorized Signatory

by:1 ___________________,
Name:
Title:

_____________________________
1 For any institution requiring a second signature line.